                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Microtune, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                   75-288117
     ---------------------------------    ------------------------------------
     (State or other jurisdiction         (I.R.S. employer identification no.)
     of incorporation or organization)

                                2201 Tenth Street
                                 Plano, TX 75074
                                 (972) 673-1600
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                    Transilica Inc. 2001 Amended and Restated
                Equity Incentive Plan (As Assumed by Registrant)
                    Domain Knowledge, Inc. 2000 Stock Option,
                    Deferred Stock and Restricted Stock Plan
                           (As Assumed by Registrant)
        ------------------------------------------------------------------
                            (Full title of the plan)

                            Everett ("Buddy") Rogers
              CFO and Vice President of Finance and Administration
                                2201 Tenth Street
                               Plano, Texas 75074
                                 (972) 673-1600
        ------------------------------------------------------------------
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:


          Nancy A. Richardson, Esq.                 P. Steven Hacker, Esq.
     Vice President and General Counsel        Gray Cary Ware & Freidenrich LLP
               Microtune, Inc.               1221 S. MoPac Expressway, Suite 400
              2201 Tenth Street                      Austin, Texas 78746
             Plano, Texas 75074                    Telephone: (512) 457-7000
          Telephone: (972) 673-1600                Facsimile: (512) 457-7001
          Facsimile: (972) 673-1876

-----------------------------------------------------------------------------------------------------------------

                                            CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
        Title of                                       Proposed maximum       Proposed maximum         Amount of
    Securities to                  Amount to be         offering price per   aggregate offering      registration
      be registered/1/            registered/2/            share/3/               price/3/               fee
-----------------------------------------------------------------------------------------------------------------
Transilica Inc. 2001 Amended and Restated Equity Incentive Plan
---------------------------------------------------------------
Common Stock Par Value $0.001       793,250                   $4.70           $3,728,275.00          $891.06

Domain Knowledge, Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan
----------------------------------------------------------------------------------
Common Stock, Par Value $0.001        38,717                   $0.18           $    6,969.06          $  1.67


TOTALS                               831,967                                   $3,735,244.06          $892.72

__________________

/1/  The securities to be registered include options to acquire Common Stock.

/2/ Pursuant to Rule 416(a), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction affected without Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's Common Stock.

/3/ Calculated solely for purposes of this offering under Rule 457(h), on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Microtune, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission on March 30, 2001 (as amended on Form 10-K/A, filed with the Securities and Exchange Commission on November 7, 2001).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on July 14, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Inapplicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

          The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Inapplicable.

Item 8.   Exhibits
          --------

          See Exhibit Index.

Item 9.   Undertakings
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 5, 2001.


                                                    Microtune, Inc.



                                                    By: /s/ Everett Rogers
                                                        ------------------------
                                                        Everett "Buddy" Rogers
                                                        Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

     The officers and directors of Microtune, Inc. whose signatures appear below, hereby constitute and appoint Douglas J. Bartek and Everett Rogers, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2001.

           Signature                                 Title
---------------------------------   ----------------------------------------



     /s/ Douglas J. Bartek          Chief Executive Officer and Chairman
_________________________________
       Douglas J. Bartek            (Principal Executive Officer)



       /s/ Everett Rogers           Chief Financial Officer
_________________________________
     Everett "Buddy" Rogers         (Principal Financial and Accounting Officer)


       /s/ Harvey B. Cash
_________________________________   Director
         Harvey B. Cash


     /s/ Walter S. Ciciora
_________________________________   Director
       Walter S. Ciciora


      /s/ James H. Clardy
_________________________________   Director
        James H. Clardy



_________________________________   Director
         Jack D. Furst



_________________________________   Director
         Eric Lindberg


       /s/ William P. Tai
_________________________________   Director
         William P. Tai

                                  EXHIBIT INDEX
                                  -------------

4.1 (Form of) Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 16, 2000.

4.2  Amended and Restated Bylaws of the Company are incorporated by reference to
     Exhibit 3.4 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 5, 2000.

4.3 Agreement and Plan of Reorganization is incorporated to the Company's Form 8-K filed with the Securities and Exchange Commission on November 15, 2001.

5    Opinion re legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of Ernst & Young, LLP, Independent Public Accountants

23.3 Consent of Arthur Andersen, LLP, Independent Public Accountants

24 Power of Attorney (included in signature pages to this registration statement)